UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2018

CBA Florida, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1857 Helm Drive, Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 914-7250

Cord Blood America, Inc.
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 22, 2018, the articles of incorporation, as amended (the “Charter”), of Cord Blood America Inc., (the “Company”) were amended to further change the name of the Company to “CBA Florida, Inc.” The board of directors of the Company (the “Board”) and a majority of shareholders of the Company previously approved the amendment of the Company’s Charter on March 8, 2018 and May 14, 2018, respectively, to change the name of the Company to CBA, Inc. Following such approval by the Board and shareholders, the Company recognized that the name CBA, Inc. was similar to the name of other companies and determined it to be in the best interests of the Company and its shareholders to adopt an amendment of the Charter to add a geographical attribution to better distinguish the name of the Company. Pursuant to the authority provided by Section 607.1002(6) of the Business Corporation Act of the State of Florida, the Board adopted an amendment of the Charter on May 21, 2018 to add the geographical attribution “Florida” to the Company’s name and shareholder approval was not required for this change. The articles of amendment to the Charter are filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment to Articles of Incorporation

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 25, 2018	CBA Florida, Inc.

	By:	/s/ Anthony Snow
		Name:	Anthony Snow
		Title:	President and Corporate Secretary